Exhibit 99.1

OMNIQ AWARDED AN ADDITIONAL $1 MILLION IN PROJECT FOR SUPPLY CHAIN FORTUNE 100 RETAILER WITH OVER 2300 LOCATIONS IN NORTH AMERICA

●	Leading retailer continues to deploy modernized AIDC and data collection technology to leverage its investments into Android based devices.
●	The purchase order is for comprehensive technical support of the new technology that will be used in their mega logistic centers
●	This order follows the recent announcements of projects and purchase orders including the receipt of a $29 Million project for supply chain equipment from a Fortune 100 corporation and the award of an $11 Million project for the Government of Israel, resulting in an all-time backlog of orders and projects.

SALT LAKE CITY, Aug. 02, 2022 (GLOBE NEWSWIRE) — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that it has received a purchase order with a value of $1 million from a fortune 100 company.

The purchase order is for comprehensive technical support of the new technology that will be used in their mega logistic centers. This will streamline the rollout process by ensuring accurate configuration, robust reporting, & concierge enterprise support team assigned specifically to the client.

Shai Lustgarten, CEO. commented: “Implementing new technology presents challenges, such as reluctance to adopt new hardware and lack of confidence in the ability to use it. We know and understand the unspoken needs of our customers and offer a solution that greatly enhances their overall experience throughout the entire deployment lifecycle. Providing excellent technical support and reporting capabilities helps amplify automation by incorporating user-friendly problem-solving capabilities. As a result, we expect that the customer will be greatly benefited, and that loyalty will increase over time.”

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact:

Corporate Contact

Koko Kimball

(385) 758-9241

IR@omniq.com